Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

To the Managing Member of

HumanConcepts LLC

We have audited the accompanying consolidated balance sheet of HumanConcepts LLC (the Company) as of December 31, 2011, and the related consolidated statements of operations, member’s deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011, and the consolidated results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MOHLER, NIXON & WILLIAMS

MOHLER, NIXON & WILLIAMS

Accountancy Corporation

Campbell, California

May 10, 2012

HUMANCONCEPTS LLC

Consolidated balance sheet as of December 31, 2011

Assets

Cash and cash equivalents	$634,573
Accounts receivable, net	3,011,758
Prepaid expenses and other current assets	233,706
Receivable on sale of business segment	1,200,000

Total current assets	5,080,037

Property and equipment, net	394,224
Other assets	153,990

Total assets	$5,628,251

Liabilities and member’s deficit

Accounts payable	$232,884
Accrued compensation and benefits	1,340,890
Other current liabilities	668,955
Deferred revenue—short-term	7,451,499
Capital leases—short-term	89,104

Total current liabilities	9,783,332

Deferred revenue—long-term	1,573,366
Capital leases—long-term	45,681
Other liabilities	91,549

Total liabilities	11,493,928

Member’s deficit

Common units and additional paid-in capital	10,000
Accumulated other comprehensive income	(84,900)
Accumulated deficit	(5,790,777)

Total member’s deficit	(5,865,677)

Total liabilities and member’s deficit	$5,628,251

See accompanying notes to consolidated financial statements.

HUMANCONCEPTS LLC

Consolidated statement of operations as of December 31, 2011

Revenues:
Subscription	$5,977,597
Professional services and support	3,898,874
License	1,424,923

Total revenues	11,301,394

Cost of revenues:
Subscription	638,722
Professional services and support	1,232,673
License	288,687

Total cost of revenues	2,160,082

Gross profit	9,141,312

Operating expenses:
Research and development	3,340,192
Sales and marketing	5,652,372
General and administrative	2,451,113

Total operating expenses	11,443,677

Loss from operations	(2,302,365)

Other expense:
Interest expense	(27,020)
Other expense, net	(15,233)

Total other expense	(42,253)

Loss from continuing operations before income taxes	(2,344,618)

Income taxes	(60,964)

Loss from continuing operations	(2,405,582)

Gain on disposal of component	14,473,393
Income from discontinued operations	892,436

Net income	$12,960,247

See accompanying notes to consolidated financial statements.

HUMANCONCEPTS LLC

Consolidated statement of member's deficit for the year ended December 31, 2011

	Common units and additional paid-in capital		Accumulated	Accumulated other comprehensive	Total member’s	Comprehensive income
	Units	Amount	deficit	income	deficit	(loss)
Balance at December 31, 2010	1,000,000	$10,000	$(7,837,162)	$(6,900)	$(7,834,062)

Owner draws			(10,913,862)		(10,913,862)
Net income			12,960,247		12,960,247	$12,960,247
Translation adjustment				(78,000)	(78,000)	(78,000)

Comprehensive loss						$12,882,247

Balance at December 31, 2011	1,000,000	$10,000	$(5,790,777)	$(84,900)	$(5,865,677)

See accompanying notes to consolidated financial statements.

HUMANCONCEPTS LLC

Consolidated statement of cash flows for the year ended December 31, 2011

Operating activities:
Net income	$12,960,247
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	191,272
Provision for doubtful accounts	26,059
Gain on discontinued operations	(14,473,393)
Changes in operating assets and liabilities:
Accounts receivable	726,467
Prepaid expenses and other current assets	(12,186)
Other assets	(121,985)
Accounts payable	(60,158)
Accrued liabilities	44,763
Deferred revenue	1,631,213

Net cash provided by operating activities	912,299

Investing activities:
Purchases of property and equipment	(305,883)
Cash received on sale of assets	10,800,000

Net cash provided by investing activities	10,494,117

Financing activities:
Net payments on line of credit	(171,872)
Payments on capital lease obligations	(93,234)
Owner draws	(10,913,862)

Net cash used in financing activities	(11,178,968)

Effect of exchange rate changes on cash and cash equivalents	(79,541)

Net increase in cash and cash equivalents	147,907

Cash and cash equivalents at beginning of year	486,666

Cash and cash equivalents at end of year	$634,573

Supplemental disclosures of noncash investing and financing activities:
Purchase of property and equipment under capital lease obligations	$32,222

See accompanying notes to consolidated financial statements.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1—THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

HumanConcepts LLC (the Company), a California limited liability company, provides solutions that enable enterprises to better manage organizational changes of all types, including growth, rightsizing and reorganization. These software and software as a service (SaaS) applications include: visualize, connect, archive, maintain, plan and model, succession, analytics and transition. These applications make up the Company’s end-to-end Organizational Planning Suite that allows customers to visualize the current organization, plan and model options and transition to a future plan.

The Company sells its products and related services worldwide primarily through a direct sales force and alliance partners. The Company’s corporate headquarters are located in Sausalito, California. In addition, the Company has international subsidiaries in the United Kingdom and Germany through which it generally conducts sales and marketing activities.

In January 2011, the Company sold certain assets and source code related to its OrgPlus DeskTop software product line (Note 3).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation—The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ materially from those estimates. On an ongoing basis, the Company evaluates its estimates, including those related to establishing the allowance for doubtful accounts, accrued liabilities and useful lives of property and equipment, among others.

Cash and cash equivalents—Cash and cash equivalents consist of highly liquid short-term investments with insignificant interest rate risk and original maturities from the date of purchase of three months or less. Cash and cash equivalents are stated at fair value based on quoted market prices.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Fair value of financial instruments—The carrying values of the Company’s financial instruments, including cash, trade accounts receivable, trade accounts payable and accrued liabilities, approximate their estimated fair value due to their short maturities.

Trade accounts receivable and concentrations of credit risk—Financial instruments that are potentially subject to concentrations of credit risk include cash, cash equivalents and trade accounts receivable. Management believes the financial risk associated with cash and cash equivalents are minimal because these amounts are held in large well-established financial institutions. The Company is exposed to risk in the event of default by these financial institutions to the extent the balances are in excess of amounts that are insured by the Federal Deposit Insurance Corporation.

The Company conducts business with companies in various industries throughout the world. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and generally do not require collateral. An allowance is maintained for potential credit losses and, to date, such losses have been within management’s expectations. The allowance for doubtful accounts is based on management’s assessment of the amount of probable credit losses in the existing accounts receivable. Management determines the allowance based on the aging of the accounts receivable, the financial condition of the Company’s customers and their payment history, its historical write-off experience and other assumptions. Past due balances based on purchase order terms and other specific accounts as necessary are reviewed monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2011, the Company has reserves of approximately $74,000 for estimated credit losses. To date, the Company has not had significant write-offs of bad debts.

One customer represented 16% of the total accounts receivable balance as of December 31, 2011. No customers represented greater than 10% of total revenues for the year ended December 31, 2011.

Property and equipment—Property and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to four years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the remaining life of the lease. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the consolidated statement of operations.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Software development costs—The Company accounts for software development costs in accordance with Accounting Standards Codification (ASC) 985-20 Software—Costs of Software to Be Sold, Leased, or Marketed, whereby costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized until the product is available for general release to customers. Technological feasibility is established upon completion of a working model. Through December 31, 2011, software development costs incurred subsequent to the establishment of technological feasibility have not been significant, and all software development costs have been charged to research and development expense in the accompanying consolidated statement of operations.

Income taxes—The Company is treated as a partnership for U.S. federal tax purposes and generally not subject to U.S. federal and state income taxes. Income is taxable at the shareholder level; therefore, related income taxes are not included in the accompanying consolidated financial statements. The member’s share of taxable income or loss is included in the income tax return of the member. The Company also has limited operations in Germany and the United Kingdom. For the year ended December 31, 2011, the Company recorded a tax provision of $60,964 related to foreign income taxes payable.

The Company files income tax returns in the U.S. federal and state, Germany and the United Kingdom jurisdictions. For federal and state tax purposes, the Company is not subject to tax examinations for years prior to 2007.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company has reviewed all material tax positions for which the statute of limitations remained open and determined there were no uncertain tax positions that needed to be provided for in the accompanying consolidated financial statements.

The Company classifies interest and penalties, if any, associated with uncertain tax positions as income tax expense. The Company has subsidiaries in the United Kingdom and Germany. Both entities buy product and services from the Company under a buy-sell arrangement. The income tax expense reflects a current foreign tax payable of $60,964.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Revenue recognition—The Company generates revenues from the sale of software licenses, subscription services and professional services, and recognizes revenues when all of the following conditions are met:

•	persuasive evidence of an agreement exists;
•	delivery has occurred;
•	the fee is fixed or determinable and
•	collection is probable.

For license agreements where the customer has the contractual right to take possession of the software, the Company recognizes revenue in accordance with ASC 985-605, Software—Revenue Recognition. Revenue for arrangements delivered through the cloud from the Company’s hosting facilities where customers do not have the contractual right to take possession of this software is recognized in accordance with ASC 605, Revenue Recognition.

The Company does not grant its resellers the right of return and does not recognize revenue from resellers until an end-user has been identified and the other revenue recognition criteria are satisfied.

Subscription services arrangements

Subscription services arrangements generally include a combination of products delivered via an internet-based cloud architecture, product updates and support related to licenses and professional services. Subscription revenue includes revenue from cloud-based offerings and product updates and support related to licenses.

Revenue from cloud-based offerings that are integrated offerings pursuant to which the customers’ ability to access the Company’s software is not separable from the services necessary to operate the software and customers are not allowed to take possession of the Company’s software are recognized ratably over the term of the arrangement as delivered or on an as-used basis if defined in the contract. Revenue from product updates, support and hosting services related to licenses are recognized ratably over the term of the arrangement as delivered or on an as-used basis if defined in the contract.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

When subscription services arrangements involve multiple elements that qualify as separate units of accounting, the Company allocates arrangement consideration in multiple-deliverable revenue arrangements at the inception of an arrangement to all deliverables based on the relative selling price method in accordance with the selling price hierarchy, which includes: (i) vendor specific objective evidence (VSOE) if available; (ii) third party evidence (TPE) if VSOE is not available and (iii) best estimate of selling price (BESP) if neither VSOE nor TPE is available.

The Company determines VSOE based on its historical pricing and discounting practices for the specific product or service when sold separately. In determining VSOE of fair value, the Company requires that a substantial majority of the selling prices for these services fall within a reasonably narrow pricing range. The Company limits its assessment of VSOE of fair value for each element to either the price charged when the same element is sold separately or the price established by management, having the relevant authority to do so, for an element not yet sold separately.

When VSOE of fair value cannot be established for deliverables in multiple element arrangements, the Company applies judgment with respect to whether it can establish a selling price based on TPE which is determined based on competitor prices for similar deliverables when sold separately. Generally, the Company’s go-to-market strategy differs from that of its peers and its offerings contain a significant level of differentiation such that the comparable pricing of services with similar functionality cannot be obtained. Furthermore, the Company is unable to reliably determine what similar competitor services’ selling prices are on a stand-alone basis. As a result, the Company has not been able to establish selling price based on TPE.

When it is unable to establish a selling price using VSOE of fair value or TPE, the Company uses BESP in its allocation of arrangement consideration. The objective of BESP is to determine the price at which the Company would transact a sale if the product or service were sold on a stand-alone basis. The Company determines BESP for deliverables by considering multiple factors including, but not limited to, prices it charges for similar offerings, market conditions, competitive landscape and pricing practices.

The Company has not historically priced its cloud-based offerings within a narrow range. As a result, the Company uses BESP in order to allocate the selling price to cloud-based deliverables. In general, the Company uses VSOE in order to allocate the selling price to professional service deliverables.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Software license arrangements

Software license arrangements generally include a combination of the Company’s software, license updates and post-contract customer support (PCS) and/or professional services. A significant amount of the Company’s software license arrangements are for perpetual licenses.

The Company has assessed VSOE of fair value for each element based on the price charged when the same element is sold separately or the price established by management, having the relevant authority to do so, for an element not yet sold separately. For PCS arrangements and professional services, the Company considers subsequent renewals and follow on statements of work as separately negotiated arrangements, respectively. Based on thorough analysis, the Company has determined that VSOE of fair value does not exist for PCS as renewals are not priced within a relevant range. However, since follow on statements of work are priced with more consistency, the Company has determined that VSOE of fair value exists for professional services.

As a result, when software arrangements involve multiple elements, the Company recognizes license and the initial contracted PCS revenue on a straight-line basis over the related PCS period, assuming all other revenue recognition criteria have been met. When professional services are sold with license and PCS, the Company allocates consideration to the professional services and license and PCS using the residual method based on VSOE of fair value for professional services.

Professional services

Professional services revenues are generally recognized as the services are performed. The Company generally enters into fixed-fee agreements to provide professional services for which revenues are recognized using the proportional performance method, with performance measured based on hours of work performed.

If the requirements of ASC 985-605 are not met when the Company bills a customer or a customer pays the Company, the billed or paid amount is recorded as deferred revenue, which is a liability account. As the revenue recognition criteria of ASC 985-605 are satisfied, the requisite amounts are recognized as revenue.

The Company classifies deferred revenue and deferred costs on its consolidated balance sheet as current if the Company expects to recognize such revenue or cost within the following 12 months.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Advertising expense—Advertising costs are expensed as incurred and recorded in sales and marketing. The Company incurred advertising costs of $1,425 for the year ended December 31, 2011.

Foreign currency translation—The functional currency of the United Kingdom and Germany is the British Pound. Foreign currency balance sheets are translated using end of period currency rates, while foreign currency statements of operations are translated using average rates for the period. Gains and losses resulting from translation of these foreign currency financial statements into U.S. dollars are recorded within member’s equity as part of accumulated other comprehensive loss.

Accumulated other comprehensive loss—All gains and losses resulting from translating the functional currency into U.S. dollars are included in other comprehensive income and accumulated in a separate component of equity until the net investment in the foreign entity is completely or substantially completely liquidated or sold.

Comprehensive loss is comprised of net loss and other comprehensive income (loss) and is reported in the accompanying consolidated statement of member’s equity. Accumulated other comprehensive income (loss) is comprised of foreign currency translation activity of $78,000.

Recent accounting pronouncements—In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, to require an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of member’s equity. ASU 2011-05 will be effective for the Company in 2012 and will be applied retrospectively. This standard will only affect how, and in what specific financial statements, the Company presents the components of comprehensive income. Accordingly, the adoption of ASU 2011-05 will not affect the Company’s financial position, results of operations or cash flows. In December 2011, the FASB further amended its guidance to defer changes related to the presentation of reclassification adjustments indefinitely as a result of concerns raised by stakeholders that the new presentation requirements would be difficult for preparers and add unnecessary complexity to financial statements.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 3—DISCONTINUED OEPRATIONS

On December 21, 2010, the Company entered into an agreement (the Sale Agreement) to sell a component of the business comprising certain assets related to the Company’s small and medium business organizational charting products and services business line to Administaff Business Services, LP (the Purchaser). In accordance with the agreement, the Company transferred trademarks, copyrights, domain names and all other licenses related to the OrgPlus Desktop products (OrgPlus Standard, Professional, Premium, Express and Reader) for small and medium business customers (OrgPlus SMB).

The Company received total consideration in accordance with the Sale Agreement of $10,800,000 in cash upon closing on January 4, 2011 and a holdback payment of $1,200,000 received on January 4, 2012 based on the Company’s delivery to the Purchaser of specific software, which was delivered in August 2011.

As part of the Sale Agreement, the Company entered into the following agreements:

•	Customer Collections (CC)—Agreement requiring the Company is to pay the Purchaser 90% of all sales to domestic customers with respect to the OrgPlus SMB products.

•

Transition Services Agreement (TSA)—Agreement requiring the Company to perform certain direct operational, marketing, data center, accounting / administrative and non-personnel services with respect to the OrgPlus SMB products that were sold to Purchaser pursuant to the Sale Agreement for the period from January 4, 2011 to January 3, 2012 at monthly agreed upon cost reimbursement rates.

•

International Reseller Agreement (IRA)—Agreement requiring the Company to act as a reseller for the OrgPlus SMB products for all international sales with a 55% fee due to the Purchaser on all sales. This agreement expires in June 2012.

•

Consulting Services Agreement (CSA)—As part of the Sale Agreement, the Company committed to providing the Purchaser with $300,000 of consulting and support services. This agreement expires in August 2012.

•	Referral Agreement (RA)—As part of the Sale Agreement, the Company and Purchaser agreed to remit royalties (20% to 40%) for certain customer referrals to each other.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

For the year ended December 31, 2011, the Company recorded the following amounts in accordance with these agreements:

Owed to the Purchaser:
Customer collections	$2,557,858
International reseller arrangement	1,155,245
Consulting service agreement	246,195
Referral agreement	25,579

Owed to the Company:
Transition services agreement	(1,299,002)

Net amount owed to the Purchaser	2,685,875

Less: amounts paid to the Purchaser during 2011	(2,277,838)

Payable to the Purchaser as of December 31, 2011	$408,037

The amount payable to the Purchaser as of December 31, 2011 is included in other current liabilities in the accompanying consolidated balance sheet.

Discontinued operations for the year ended December 31, 2011 was calculated as follows:

Initial payment by purchaser to the Company	$10,800,000
Guaranteed hold-back payment owed and paid on January 4, 2012	1,200,000
Net revenue from international reseller agreement	892,436
Deferred revenue obligations extinguished	2,719,588
Consulting service agreement liability	(246,195)

Discontinued operations	$15,365,829

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 4—PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2011:

Computer equipment	$927,471
Office furniture and fixtures	302,644

1,230,115
Less: accumulated depreciation and amortization	(835,891)

$394,224

Depreciation expense for the fiscal year ended December 31, 2011 was $191,272. Included in property and equipment are leased assets aggregating $310,326 and related accumulated amortization of $200,412 at December 31, 2011.

NOTE 5—DEFERRED REVENUE

The following table sets forth the components of deferred revenue at December 31, 2011:

License fees	$903,332
Services	8,121,533

$9,024,865

Deferred services revenue includes PCS, professional services and training. The balance of deferred services revenue is predominantly comprised of deferred PCS revenues. Deferred license and PCS revenues are recognized ratably over the term of the initial PCS contract. Deferred professional services and training revenues are recognized as the services are performed.

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 6—INCENTIVE COMPENSATION PLAN

The Company maintains a key employee incentive compensation plan (as amended) to attract and retain employees by granting non-equity appreciation rights (participation units). Each participation unit is assigned a value as of the effective date of grant to the employee and vests based on continuous full-time employment at a rate of 25% per year over a four year period.

The current value each participation unit is determined based on the following formula (prior 24 months annualized revenue multiplied by 1.3 and divided by 10,000,000).

The appreciation value of each participation unit is determined based on the most current value of each participation unit less the value of the participation unit on the effective date of grant. Both values are based on the formula as outlined above.

Upon termination of employment, the Company pays the appreciation value, related to vested units, over a four-year period.

In January 2011, as part of the sale of assets (Note 3), the Company entered into agreements (Carve-Out Agreements) with all participants of the incentive compensation plan. In accordance with the Carve-Out Agreements, the Company reduced the value of each participation unit and agreed to pay $606,000 to employees related to the sale of assets.

As of December 31, 2011, the Company had $903,565 in accrued appreciation related to participation units under the incentive compensation plan. This amount is included in accrued compensation and benefits in the accompanying consolidated balance sheet.

The following table summarizes the amount of expense related to the incentive compensation plan included in the consolidated statement of operations for the year ended December 31, 2011:

Cost of revenue	$21,919
Research and development	114,129
Sales and marketing	204,120
General and administrative	301,936

$642,104

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 7—DEBT AND COMMITMENTS

Credit facility—In March 2006, the Company entered into an asset based line of credit agreement with a WestAmerica Bank that allowed for borrowings of up to $650,000. The line of credit automatically renews for one year periods until paid or cancelled. In May 2008 and December 2011, the Company revised the line of credit to reduce the total borrowings allowed to $350,000 and $300,000, respectively. The outstanding amounts drawn on the line of credit accrue interest at the banks index rate plus 1% (5.25% as of December 31, 2011). No borrowings were outstanding under the credit facility as of December 31, 2011.

Affirmative covenants under the agreement required the Company to maintain certain levels of working capital, specified ratios and deliver annual and quarterly unaudited U.S. GAAP financial statements as well as the interim delivery of other financial information. The Company was in compliance with these covenants of December 31, 2011.

The line of credit agreement is secured by all property and assets of the Company and personally guaranteed by the sole member of the Company.

Leases—The Company leases office facilities and equipment under various non-cancelable operating and capital leases that expire at various dates through 2014.

Future minimum annual lease payments under these non-cancelable operating and capital lease agreements are as follows:

	Operating leases	Capital leases
Years ending December 31,
2012	$358,316	$101,244
2013	33,626	39,413
2014		728

Total minimum lease payments	$391,942	141,385

Amount representing interest		(6,600)

Net present value of minimum lease payments		134,785

Less: current maturities		(89,104)

		$45,681

HUMANCONCEPTS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Rent expense was $420,310 for the year ended December 31, 2011.

NOTE 8—MEMBER’S EQUITY

The Company is authorized to issue up to 1,000,000 Common Units with a par value $0.01 per unit. There were 1,000,000 Common Units outstanding as of December 31, 2011.

From time to time, the sole member of the Company receives cash distributions. For the year ended December 31, 2011 the Company paid $10,913,862 in owner draws.

NOTE 9—SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 10, 2012, which is the date the consolidated financial statements were available to be issued.

In March 2012, the Company entered into an Agreement and Plan of Merger (the Merger Agreement) with Saba Software, Inc. (Saba). The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Saba.